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                                                                    EXHIBIT 99.1

                  Statement of the Chief Executive Officer and the Chief Financial Officer of Knology, Inc.
                          Pursuant to 18 U.S.C.s.1350

     Each of the undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the "Company") that this Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 26, 2002                  By: /s/ Rodger L. Johnson
                                        -------------------------------------
                                        Rodger L. Johnson
                                        President and Chief Executive Officer

Dated: August 26, 2002                  By: /s/ Robert K. Mills
                                        -------------------------------------
                                        Robert K. Mills
                                        Chief Financial Officer